Exhibit 4.6

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made and entered into as of the 27th day of April, 2016, by and among G1 Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.

RECITALS

WHEREAS, the Company and certain of its investors are parties to that certain Amended and Restated Registration Rights Agreement dated as of February 4, 2015 (the “Original Agreement”);

WHEREAS, the Company and certain of the Investors (as noted on Schedule A) (the “Series C Investors”) are parties to the Series C Preferred Stock Purchase Agreement of even date herewith (the “Series C Purchase Agreement”);

WHEREAS, in order to induce the Company to enter into the Series C Purchase Agreement and to induce the Series C Investors to invest funds in the Company pursuant to the Series C Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors; and

WHEREAS, in accordance with Section 3.5 of the Original Agreement, the Company and the requisite Holders described therein hereby amend and restate the Original Agreement by virtue of the adoption of this Agreement which shall supersede and replace the Original Agreement in its entirety.

NOW, THEREFORE, the parties hereby agree as follows:

1.    Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2    “Board of Directors” means the Board of Directors of the Company.

1.3    “Company” has the meaning set forth in the Preamble.

1.4    “Common Stock” means shares of Common Stock of the Company, $0.0001 par value per share.

1.5    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.6    “Demand Notice” has the meaning set forth in Section 2.1(a).

1.7    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9    “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10     “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.11    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.12    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.13    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, registered domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.14    “Initiating Holders” means the S-1 Initiating Holders or the S-3 Initiating Holders, as applicable.

1.15    “Investor(s)” has the meaning set forth in the Preamble.

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1.16    “Investor Director Equity Compensation” means any equity compensation that the Company, upon the direction of a member of the Board of Directors that is designated by an Investor or an Affiliate thereof (each such director, an “Investor Designee”), pays directly to such Investor or Affiliate thereof and that would have otherwise been payable to the Investor Designee in recognition of such Investor Designee’s service on the Board of Directors.

1.17    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.18    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.19    “Preferred Stock” means the Series 1 Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

1.20    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by the Investors prior to or after the date hereof (including without limitation any Investor Director Equity Compensation); and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) - (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.12 of this Agreement.

1.21    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to convertible securities that are Registrable Securities.

1.22    “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.11(b) hereof.

1.23    “S-1 Initiating Holders” means the Holders of (i) at least sixty-five percent (65%) of the voting power of the Series C Preferred Stock and (ii) at least sixty percent (60%) of the voting power of the Series B Preferred Stock demanding registration under Section 2.1(a).

1.24    “S-3 Initiating Holders” has the meaning set forth in Section 2.1(b).

1.25    “SEC” means the Securities and Exchange Commission.

1.26    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.27    “SEC Rule 144(b)” means Rule 144(b) promulgated by the SEC under the Securities Act.

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1.28    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.29    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.30    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.31    “Selling Holder Counsel” has the meaning set forth in Section 2.6.

1.32    “Series 1 Preferred Stock” means the Series 1 Preferred Stock, $0.0001 par value per share, of the Company.

1.33    “Series A Preferred Stock” means the Series A Preferred Stock, $0.0001 par value per share, of the Company.

1.34    “Series B Preferred Stock” means the Series B Preferred Stock, $0.0001 par value per share of the Company.

1.35    “Series C Preferred Stock” means the Series C Preferred Stock, $0.0001 par value per share of the Company.

2.    Registration Rights. The Company covenants and agrees as follows:

2.1.    Demand Registration.

(a)    Form S-1 Demand. At any time after the earlier of (i) six (6) years after the date hereof or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from the S-1 Initiating Holders that the Company file a Form S-1 registration statement with an anticipated aggregate offering price, net of Selling Expenses, of at least $10 million), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the S-1 Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the S-1 Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the S-1 Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million (the “S-3 Initiating

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Holders”), then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the S-3 Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the S-3 Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration pursuant to Section 2.6, in which case such withdrawn registration shall be counted as “effected” for purposes of this Section 2.1(d).

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2.2.    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3.    Underwriting Requirements.

(a)    If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company, subject to the reasonable approval of a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters

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and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or (ii) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4.    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to two hundred seventy (270) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

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(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

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In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors mayimplement a trading program under Rule 10b5-1 of the Exchange Act.

2.5.    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6.    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a); provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any “underwriter” (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such

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expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any “underwriter” (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

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(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9.    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

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(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (at any time after the Company has become subject to such reporting requirements); and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10.    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding (voting as a single class and on an as-converted basis), which majority must include the Holders of (a) at least sixty-five percent (65%) of the then-outstanding shares of Series C Preferred Stock and (b) at least sixty percent (60%) of the then-outstanding shares of Series B Preferred Stock, enter into any agreement with any Holder or prospective holder of any securities of the Company that (i) would allow such Holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such Holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included, or (ii) allow such Holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11.    Restrictions on Transfer.

(a)    Without limiting any other applicable limitations on transfer, the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder or Investor will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder or Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate or instrument representing (i) the Series 1 Preferred Stock, (ii) the Series A Preferred Stock, (iii) the Series B Preferred Stock, (iv) Series C Preferred Stock (v) the Registrable Securities and (vi) any other securities issued in respect of the securities referenced in clauses (i) through (v), upon any stock split, stock dividend, recapitalization, merger,

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consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.11(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. COPIES OF THE SERIES C PREFERRED STOCK PURCHASE AGREEMENT, THE THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, AS AMENDED AND/OR RESTATED FROM TIME TO TIME, AND THE SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, AS AMENDED AND/OR RESTATED FROM TIME TO TIME, PROVIDING FOR RESTRICTIONS ON TRANSFER OF THESE SECURITIES MAY BE OBTAINED UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

Each Holder and Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.11.

(c)    The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall,

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and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such holder distributes Restricted Securities to an Affiliate of such holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.11. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.11(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.12.    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

(a)    the closing of a “Liquidation Event”, as such term is defined in the Company’s Fifth Amended and Restated Certificate of Incorporation;

(b)    the date when all of such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144(b); and

(c)    the fifth anniversary of the IPO.

3.    Miscellaneous.

3.1.    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds the lesser of (x) one hundred percent (100%) of the transferor’s Registrable Securities prior to such transfer and (y) 300,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (B) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for

14

the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided, that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2.    Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or .PDF format signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.3.    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.4.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 3.4. If notice is given to the Company, a copy shall also be sent to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Attention: Jonathan L. Kravetz, and, if notice is given to the Investors, a copy shall also be given to Cooley LLP, 500 Boylston Street, Boston, Massachusetts 02116, Attention: Marc Recht.

3.5.    Amendments and Waivers. This Agreement may be terminated or amended, and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument executed by: (i) the Company, (ii) the Holders holding at least a majority of the Registrable Securities then held by all of the Holders (voting as a single class and on an as-converted basis), (iii) the Holders of at least sixty-five percent (65%) of the then-outstanding shares of Series C Preferred Stock and (iv) the Holders of at least sixty percent (60%) of the then-outstanding shares of Series B Preferred Stock. Notwithstanding the foregoing:

(i)    In the event that any such amendment or waiver would, by its terms, treat in a discriminatory manner a single Holder or Investor (or group of Holders or Investors), such amendment or waiver shall also require the written consent of the Holder or Investor (or a majority in interest of the group of such Holders or Investors) so adversely affected; and

15

(ii)    any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 3.5 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

3.6.    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.7.    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.8.    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series C Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

3.9.    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.10.    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law.

3.11.    Jurisdiction, Venue, and Service of Process. If any party commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Eastern District of North Carolina shall have sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the courts of the State of North Carolina in Wake County shall have sole and exclusive jurisdiction. The parties (a) agree that any of these courts shall be proper venue for any such lawsuit or judicial proceeding, (b) waive any objection to such venue, (c) consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts, and (d) agree that process in any action or proceeding referred to herein may be served on any party anywhere in the world.

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3.12.    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

COMPANY:

G1 THERAPEUTICS, INC.

By:	/s/ Mark A. Velleca
Name:	Mark A. Velleca
Title:	President and Chief Executive Officer

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS:	CRMA SPV, L.P.

	By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Managing Member of the Special Limited Partner

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

	By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Managing member of the GP

CORMORANT PRIVATE HEALTHCARE FUND I, LP

	By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Managing member of the GP

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	AJU GROWTH & HEALTHCARE FUND

	By:	/s/ Ji-Won Kim
	Name:	Ji-Won Kim
	Title:	Chief Executive Officer

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	COWEN PRIVATE INVESTMENTS LP
	By:	Cowen Private Investments GP LLC
	Its:	General Partner

	By:	/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Signatory

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	FRANKLIN STRATEGIC SERIES – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND
	By:	Franklin Advisers, Inc., its Investment Manager

	By:	/s/ Michael McCarthy
	Name:	Michael McCarthy
	Title:	EVP / Chief Investment Officer

FRANKLIN TEMPLETON INVESTMENT FUNDS – FRANKLIN BIOTECHNOLOGY DISCOVERY FUND
	By:	Franklin Advisers, Inc., its Investment Manager

	By:	/s/ Michael McCarthy
	Name:	Michael McCarthy
	Title:	EVP / Chief Investment Officer

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	ROCK SPRINGS CAPITAL MASTER FUND LP
	By:	Rock Springs General Partner LLC
	Its:	General Partner

	By:	/s/ Graham McPhail
	Name:	Graham McPhail
	Title:	Managing Director

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	ESHELMAN VENTURES, LLC

	By:	/s/ Fred Eshelman
	Name:	Fred Eshelman
	Title:	Manager

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	RA CAPITAL HEALTHCARE FUND, L.P.

	By:	/s/ Nicholas McGrath
	Name:	Nicholas McGrath
	Title:	Authorized Signatory

BLACKWELL PARTNERS LLC – SERIES A

	By:	/s/ Jannine Lail
	Name:	Jannine Lail
	Title:	Authorized Signatory

	By:	/s/ Abayomi Adigun
	Name:	Abayomi Adigun
	Title:	Authorized Signatory

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	LUMIRA CAPITAL II, L.P.

By its general partner Lumira Capital GP, L.P.
By its general partner Lumira GP Inc.

	By:	/s/ Benjamin Rovinski
	Name:	Benjamin Rovinski
	Title:	Senior Vice-President

	By:	/s/ Vasco Larcina
	Name:	Vasco Larcina
	Title:	VP Finance

LUMIRA CAPITAL II (INTERNATIONAL), L.P.

By its general partner Lumira Capital GP, L.P.
By its general partner Lumira GP Inc.

	By:	/s/ Benjamin Rovinski
	Name:	Benjamin Rovinski
	Title:	Senior Vice-President

	By:	/s/ Vasco Larcina
	Name:	Vasco Larcina
	Title:	VP Finance

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	BOXER CAPITAL, LLC

	By:	/s/ Aaron Davis
	Name:	Aaron Davis
	Title:	CEO

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	MEDIMMUNE VENTURES, INC.

	By:	/s/ Ron Laufer
	Name:	Ron Laufer
	Title:	Senior Managing Director

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	HATTERAS VENTURE PARTNERS IV SBIC, LP

Hatteras Venture Advisors IV SBIC, LLC,
its General Partner

	By:	/s/ Clay Thorp
	Name:	Clay B. Thorp
	Title:	Manager, Member

HATTERAS NC FUND, LP
By: Hatteras Venture Advisors IV, LLC,
its General Partner

	By:	/s/ Clay Thorp
	Name:	Clay B. Thorp
	Title:	Manager, Member

L2 VENTURES, LLC

	By:	/s/ Michael Dial
	Name:	Michael Dial
	Title:	Manager

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	MGC VENTURE PARTNERS 2013, L.P.

	By:	MGC Venture Partners 2013 GP, LLC
	Its:	General Partner

	By:	/s/ Joe C. Cook Jr.
	Name:	Joe C. Cook, Jr.
	Title:	Managing Member

/s/ Joe C. Cook Jr.
Joe C. Cook, Jr.

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation, managing member

By:	/s/ Dean A. Shigenaga
Name:	Dean A Shigenaga
Title:	Executive Vice President; Chief Financial Officer

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	/s/ Norman E. Sharpless, M.D.
Norman E. Sharpless, M.D.

/s/ Martha Sharpless, M.D.
Martha Sharpless, M.D.

/s/ Kwok-Kin Wong, M.D., Ph.D.
Kwok-Kin Wong, M.D., Ph.D.

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	MVA INVESTORS, LLC

	By:	/s/ Aaron Davis
	Name:	Aaron Davis
	Title:	CEO

[Signature Page to Second Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS (cont’d):	/s/ Glenn Muir
Glenn Muir

[Signature Page to Second Amended and Restated Registration Rights Agreement]